EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
7/28/2014	Purchase	$ 13.1894	1	8000
7/29/2014	Purchase	$ 13.2499	2	16500
7/30/2014	Purchase	$ 13.3008	3	58015
7/31/2014	Purchase	$ 13.2222	4	35500
8/1/2014	Purchase	$ 13.0153	5	3773
8/4/2014	Purchase	$ 13.2271	6	5000
8/5/2014	Purchase	$ 13.2327	7	11301
8/7/2014	Purchase	$ 12.6784	8	66719
8/8/2014	Purchase	$ 12.3822	9	6000
8/11/2014	Purchase	$ 12.3664	10	1439
8/12/2014	Purchase	$ 12.2493	11	22112
8/13/2014	Purchase	$ 12.4408	12	1100
8/15/2014	Purchase	$ 12.4828	13	5835
8/19/2014	Purchase	$ 12.8388	14	3127
8/20/2014	Purchase	$ 12.6969	15	8572
8/21/2014	Purchase	$ 12.3542	16	13018
8/22/2014	Purchase	$ 12.3400	17	3000
8/25/2014	Purchase	$ 12.2920	18	1500
8/26/2014	Purchase	$ 12.3673	19	1421
8/28/2014	Purchase	$ 12.3857	20	6778
8/29/2014	Purchase	$ 12.4975	21	7929
9/2/2014	Purchase	$ 12.5200		10000
9/3/2014	Purchase	$ 12.5000		3522
9/4/2014	Purchase	$ 12.4072	22	3564
9/5/2014	Purchase	$ 12.4287	23	13610
9/8/2014	Purchase	$ 12.4149	24	10713
9/11/2014	Purchase	$ 12.4762	25	5014
9/12/2014	Purchase	$ 12.4668	26	10000
9/15/2014	Purchase	$ 12.1925	27	10000
9/16/2014	Purchase	$ 11.9500		24900
9/17/2014	Purchase	$ 11.9500		53599
9/19/2014	Purchase	$ 12.0590	28	12368
9/22/2014	Purchase	$ 11.8360	29	2228
9/23/2014	Purchase	$ 11.7038	30	8123
9/24/2014	Purchase	$ 11.9807	31	6000

1 This transaction was executed in multiple trades at prices ranging from $13.18 – 13.20.
2 This transaction was executed in multiple trades at prices ranging from $13.15 – 13.30.
3 This transaction was executed in multiple trades at prices ranging from $13.22 – 13.35.
4 This transaction was executed in multiple trades at prices ranging from $13.16 – 13.25.
5 This transaction was executed in multiple trades at prices ranging from $12.94 – 13.15.
6 This transaction was executed in multiple trades at prices ranging from $13.22 – 13.25.
7 This transaction was executed in multiple trades at prices ranging from $13.10 – 13.25.
8 This transaction was executed in multiple trades at prices ranging from $12.50 – 12.86.
9 This transaction was executed in multiple trades at prices ranging from $12.30 – 12.41.
10 This transaction was executed in multiple trades at prices ranging from $12.35 – 12.40.
11 This transaction was executed in multiple trades at prices ranging from $12.23 – 12.25.
12 This transaction was executed in multiple trades at prices ranging from $12.43 – 12.45.
13 This transaction was executed in multiple trades at prices ranging from $12.42 – 12.53.
14 This transaction was executed in multiple trades at prices ranging from $12.81 – 12.85.
15 This transaction was executed in multiple trades at prices ranging from $12.56 – 12.75.
16 This transaction was executed in multiple trades at prices ranging from $12.33 – 12.40.
17 This transaction was executed in multiple trades at prices ranging from $12.25 – 12.40.
18 This transaction was executed in multiple trades at prices ranging from $12.29 – 12.30.
19 This transaction was executed in multiple trades at prices ranging from $12.35 – 12.38.
20 This transaction was executed in multiple trades at prices ranging from $12.37 – 12.43.
21 This transaction was executed in multiple trades at prices ranging from $12.48 – 12.50.
22 This transaction was executed in multiple trades at prices ranging from $12.38 – 12.42.
23 This transaction was executed in multiple trades at prices ranging from $12.25 – 12.50.
24 This transaction was executed in multiple trades at prices ranging from $12.38 – 12.44.
25 This transaction was executed in multiple trades at prices ranging from $12.40 – 12.50.
26 This transaction was executed in multiple trades at prices ranging from $12.43 – 12.50.
27 This transaction was executed in multiple trades at prices ranging from $12.19 – 12.20.
28 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.10.
29 This transaction was executed in multiple trades at prices ranging from $11.81 – 11.85.
30 This transaction was executed in multiple trades at prices ranging from $11.60 – 11.80.
31 This transaction was executed in multiple trades at prices ranging from $11.90 – 12.00.